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                                                                       EXHIBIT 5



                                 April 26, 2004




Numerex Corp.
1600 Parkwood Circle, Suite 200
Atlanta, Georgia 30339-2119

Ladies and Gentlemen:

               Reference is made to the Registration Statement on Form S-3 ("Registration Statement") of Numerex Corp., a Pennsylvania corporation ("Numerex"), with respect to up to 1,400,890 shares, no par value per share, of Class A common stock of Numerex ("Numerex Common Stock") which shares are to be offered or sold pursuant to the Plan of Distribution ("Plan of Distribution") by certain stockholders of Numerex.

               We have been requested to furnish an opinion to be included as
Exhibit 5 to the Registration Statement. In conjunction with the furnishing of this opinion, we have examined such corporate documents and have made such investigation of matters of fact and law as we have deemed necessary to render this opinion. Our opinion is based on our review of the latest standard compilation available to us of the Pennsylvania Business Corporation Law of 1988.

                The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

         B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         C. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of Numerex or of the stockholders of Numerex that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         D. We have assumed without verification the accuracy and completeness of all corporate records made available to us by Numerex.


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         E.       We express no opinion as to the effect or application of any laws or regulations other than the Pennsylvania Business Corporation Law as in effect on this date. As to matters governed by the law specified in the foregoing sentence, we have relied exclusively on the latest standard compilation of such statute as reproduced in commonly accepted unofficial publications available to us.

               Based upon such examination and investigation and upon the assumption that there will be no material changes in the documents we examined and the matters investigated, we are of the opinion that the shares of Numerex Common Stock included in the Registration Statement have been duly authorized by Numerex and that, when issued in accordance with the terms of the Plan of Distribution, such shares of Numerex Common Stock will be validly issued, fully paid and nonassessable under the Pennsylvania Business Corporation Law of 1988 as in effect on this date.

               This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date. In giving this consent, we do not hereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

               We consent to the filing of this opinion as an exhibit to the Registration Statement and to reference us under the caption "Legal Matters" in the Prospectus included therein.


                                              Sincerely,


                                              CATANIA & PARKER LLP